Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2011, relating to the consolidated financial statements of EV Energy Partners, L.P. and subsidiaries (which report expresses an unqualified opinion, and includes an explanatory paragraph relating to accounting changes during 2009 for (1) oil and natural gas reserves and disclosures and (2) business combinations) and the effectiveness of EV Energy Partners L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of EV Energy Partners, L.P. for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 4, 2011
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of EV Energy Partners, L.P. of our report dated October 15, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Update No. 2010-3, “Oil and Gas Reserve Estimation and Disclosure”), relating to the statement of operating revenues and direct operating expenses of the Mid-Continent Properties, as defined in the purchase and sale agreement dated August 9, 2010, between Petrohawk Properties LP, KCS Resources, LLC, and Hawk Field Services, LLC collectively and EV Properties L.P., for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A dated October 18, 2010 of EV Energy Partners, L.P.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 4, 2011